UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Western Avenue, Suite 502 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

2125 Western Avenue, Suite 502

Seattle, WA 98121
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 and 8.01 is incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

On January 4, 2018, theMaven, Inc. (the “Company”) accepted a subscription on a securities purchase agreement (the “Purchase Agreement”) with a purchaser (the “Investor”), for the sale by the Company of an aggregate of 1,200,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price of $2.50 per share (the “Offering”). The net proceeds after estimated issuance costs are approximately $2,950,000.

The Company issued to MDB Capital Group LLC (the “Placement Agent”), in consideration for its services as placement agent for the Offering, 60,000 shares of Common Stock and 60,000 Warrants to purchase Common Stock at $2.50 per share.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investor for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against an Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions.

In addition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, dated January 4, 2018, pursuant to which the Company agreed to register for resale the shares of Common Stock purchased pursuant to the Purchase Agreement. The Company also is committed to register the 60,000 shares issued to the Placement Agent. The Company has committed to file the registration statement no later than 200 days after the Closing and to cause the registration statement to become effective no later than the earlier of (i) seven business days after the SEC informs the Company that no review of the registration statement will be made or that the SEC has no further comments on the registration statement. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to an Investor would be 1% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 5.0% of the aggregate amount invested by an Investor pursuant to the Purchase Agreement or the value of the securities registered by the Placement Agent.

The shares of Common Stock issued in the Offering and to Placement Agent were offered and sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Investors and the Placement Agent represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates and Agent Warrant issued at the Closing. The offer and sale of the securities were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement and the Agent Warrant are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On January 4, 2017, TheMaven, Inc. (“Maven”) entered into a non-binding letter of intent to acquire privately held HubPages, Inc. (“HubPages”), a digital media company that operates a network of 27 premium content channels around topics of passion (the “Letter of Intent”). The acquisition will be subject to negotiation and execution of definitive documentation and various conditions precedent. The parties expect to complete acquisition documentation, employment agreements and other ancillary agreements and satisfy the closing conditions in approximately three months.

The consideration payable for the acquisition to HubPages’ consists of the following: (a) the equity stockholders and common stock option holders with vested rights will be paid an aggregate of $5.0 million in cash, (b) the common stockholders will be issued an aggregate of $4.250 million short-term, secured promissory notes due 90 days after closing, and (c) 2.4 million common shares of the Maven will be issued to the holders of unvested common stock options of the HubPages. At closing $750,000 will be placed into an indemnity escrow for twelve months, to be released to the common stockholders of the HubPages. The 2.4 million shares of Maven stock will be issued under restricted stock agreements that will start vesting 13 months after the closing until 36 months after the closing, so long as the recipient is employed by the Maven on the vesting dates. The total number of shares of the equity consideration will be subject to adjustment if HubPages has less than 31,500,000 total unique users in the month immediately prior to closing and will be subject to repurchase at a nominal amount if the average monthly unique users on the HubPages web page for all of 2018 is less than the forgoing user number. Some of the equity consideration also will be subject to general indemnity claims by the Maven. The Maven has committed to issuing up to a maximum of 2.4 million additional shares of common stock if the recipients of the equity consideration, if and when they sell their equity after vesting during the 36 months after closing, if the sales price achieved is less than $2.50. The Maven has a right of first refusal at the greater of the 30-day trailing average price of $2.50 on any of the equity consideration that a recipient intends to sell for 36 months after the closing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement, dated January 4, 2018 between the Registrant and the Investors listed on the schedule of buyers attached thereto.

10.2	Registration Rights Agreement, dated January 4, 2018, between the Registrant and the Investors party thereto.

99.1	Press release dated January 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: January 5, 2018	By:	/s/ Martin Heimbigner
Name: Martin Heimbigner Title: Chief Financial Officer